UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2020 (September 17, 2020)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HGBL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2020 (the “Effective Date”), Heritage Global Inc., a Florida corporation (the “Company”), entered into an Employment Agreement (the “New Employment Agreement”) with Kirk Dove, the President and Chief Operating Officer of the Company. Upon the Effective Date, Kirk Dove resigned from his position as President and Chief Operating Officer of the Company and terminated the existing Employment Agreement, dated February 29, 2012, between the Company and Kirk Dove (the “Prior Employment Agreement”) and replaced it with the New Employment Agreement. Pursuant to the terms of the New Employment Agreement, Kirk Dove will continue his employment with the Company in an advisory capacity until December 31, 2024, after which time the New Employment Agreement will terminate and Kirk Dove’s employment with the Company will cease (the “Termination Date”). Kirk Dove is the brother of Ross Dove, the Company’s Chief Executive Officer. The New Employment Agreement was approved by the Company’s Compensation Committee and Audit Committee.

Subject to certain conditions under the New Employment Agreement, the Company has agreed to provide Kirk Dove with a prorata portion of his current base salary and any annual bonus amount owed pursuant to the Prior Employment Agreement for the remainder of 2020; thereafter, the Company will pay Kirk Dove an annual salary of $200,000 until the Termination Date. In addition, the New Employment Agreement provides for an automobile allowance, reimbursement of reasonable expenses, and participation in the Company’s health insurance benefits.

Pursuant to its terms, either Kirk Dove or the Company may terminate the New Employment Agreement upon a material breach by the other party that is not cured within thirty days. The New Employment Agreement contains standard covenants prohibiting the solicitation of employees and customers or suppliers of the Company during the two-year period following the Termination Date and competition against the Company prior to the Termination Date. In addition, Kirk Dove will be subject to a lockup restriction and the Company’s insider trading policy until the Termination Date.

Amendment to Stock Option Award

In connection with Mr. Kirk Dove’s resignation, the Company and Kirk Dove also entered into an amendment (the “Option Amendment”) to the Stock Option Award granted to Kirk Dove on December 9, 2016 (the “Option”). The Option Amendment provides for the continued vesting of the unvested portion of shares granted under the Option, which will become fully vested on December 9, 2020.

The foregoing descriptions of the New Employment Agreement and the Option Amendment are qualified in their entirety by reference to the full text of the New Employment Agreement and the Option Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

On the Effective Date, the Board of Directors of the Company (the “Board”), with the approval of the Company’s Audit Committee, made the following executive officer appointments:

•

Ross Dove (67), Chief Executive Officer of the Company, was appointed as President and Chief Executive Officer to fill the vacancy created by Kirk Dove’s resignation. Ross Dove has served as the Company’s Chief Executive Officer since May 2015. Ross Dove is the brother of Kirk Dove and the uncle of Nick Dove.

•

Nick Dove (30) was appointed as President, Industrial Assets Division of the Company. Nick Dove previously served as Executive Vice President of Sales of Heritage Global Partners since August 2017. From July 2012 to July 2017, Nick Dove served as one of Heritage Global Partners’ Director of Sales. Nick Dove is the son of Kirk Dove and nephew of Ross Dove.

•

David Ludwig (63) was appointed as President, Financial Assets Division of the Company. Mr. Ludwig previously served as President of National Loan Exchange, Inc. (“NLEX”), a wholly owned subsidiary of the Company, and has served in such capacity since the Company acquired NLEX in 2014. There are no family relationships between Mr. Ludwig and any other director or executive officer of the Company. As part of the operations of NLEX, the Company leases office space in Edwardsville, IL that is owned by Mr. Ludwig. The total amount paid for the lease in the six months ended June 30, 2020 and the year ended December 31, 2019 was $55,000and $110,000, respectively, which was paid in its entirety directly to Mr. Ludwig.

On September 18, 2020, Morris Perlis notified the Company of his refusal to stand for re-election to the Board at the 2021 annual meeting of shareholders (“2021 Annual Meeting”), and his term of service will expire on the date of such meeting. Mr. Perlis’s decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Pursuant to the Company’s Amended and Restated Articles of Incorporation and Bylaws as amended, the Board plans to engage in a search process and nominate a replacement candidate to the Board for election at the 2021 Annual Meeting.

Item 7.01	Regulation FD Disclosure.

On September 21, 2020, the Company issued a press release announcing the changes to management discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Employment Agreement, dated September 17, 2020, by and between Global Heritage Inc. and Kirk Dove
10.2	Amendment to Stock Option Award, dated September 20, 2020, by and between Global Heritage Inc. and Kirk Dove
99.1	Press Release, dated September 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2020	HERITAGE GLOBAL INC.
(Registrant)

	By:	/s/ Scott A. West
Scott A. West
Chief Financial Officer
(principal financial officer)